Exhibit 99




Contact:      Karen M. Stewart, Vice President - Investor Relations
              (608) 828-8316  e-mail: karen.stewart@teldta.com

FOR RELEASE: IMMEDIATE

                     TDS REPORTS STRONG GROWTH IN CUSTOMERS
                AND REVENUES; CASH FLOW AND NET INCOME REDUCED BY
                  AERIAL START-UP AND CELLULAR MARKETING COSTS

January 28, 1998, Chicago, Illinois - Telephone and Data Systems, Inc. [AMEX:TDS] today reported excellent fourth quarter 1997 growth in customers and revenues. Both U.S. Cellular and Aerial Communications added subscriber units in excess of internal targets. Because these new subscribers were added primarily during the holiday marketing season, revenues from these units will not reach a significant level until 1998, while the marketing costs incurred to add the units were fully incurred and expensed during the fourth quarter of 1997. These costs and costs related to the effects of competitive pressures at U.S. Cellular and Aerial reduced cash flow and operating income during the quarter. Diluted
(loss) per share from operations, excluding gains, totaled $(.65) for the fourth quarter of 1997 compared to diluted earnings per share of $.18, excluding gains, in the fourth quarter of 1996.

Fourth Quarter Highlights:
         o Revenues grew 29% over the fourth quarter of 1996, to $412 million, fueled by a 30% jump in cellular revenues and a 59% increase in cellular customer units.

         o Operating cash flow, excluding the effects of Aerial's start-up activities, increased 10% to $102.4 million in the fourth quarter of 1997. Including Aerial, operating cash flow declined 56% to $41.2 million.

         o Net (loss) available to common, excluding gains from asset sales, was $(38.9) million in the fourth quarter of 1997 compared to net income available to common of $10.9 million in the fourth quarter of 1996. Fourth quarter 1997 results reflect solid U.S. Cellular and TDS Telecom performance, offset by Aerial losses which reduced net income available to common by $49.7 million in the fourth quarter of 1997 and $6.6 million in 1996.

         o Primarily due to the effects of Aerial's operating losses, TDS reported diluted (loss) per share of $(.65) in the fourth quarter of 1997, excluding gains from asset sales, compared to diluted earnings per share of $.18, excluding gains, in 1996. The net loss associated with Aerial's operations reduced earnings per share by $.83 in the fourth quarter of 1997 and $.10 in the fourth quarter of 1996.

         o Gains from asset sales contributed $3.5 million, or $.06 per share in the fourth quarter of 1997, compared to $755,000, or $.01 per share, in the fourth quarter of 1996.

LeRoy T. Carlson, Jr., President and Chief Executive Officer, commented, "U.S. Cellular had a very successful fourth quarter in terms of customer additions and revenues in the face of increasing competition from existing carriers and new PCS entrants. U.S. Cellular added 158,000 customer units during the quarter, excluding acquisitions, which drove its penetration to 7.11% at the end of the quarter. We are very pleased that U.S. Cellular exceeded its stated goal of adding two points of penetration during 1997.

"TDS Telecom reported solid increases in access lines and minutes during the fourth quarter. TDS Telecom's new ventures, its internet service and structured wiring program, are growing nicely. We believe that these new ventures, along with the commencement of CLEC services in Madison, Wisconsin this year, will fuel TDS Telecom's growth in the future.

"Aerial Communications closed the year with 125,000 customer units in service, almost double the customer unit count at September 30. We are most pleased that Aerial exceeded its revised goal of reaching 120,000 customer units by year-end 1997. Aerial's minutes of use and average revenue per unit continue to exceed its internal projections. We look forward to continued growth in customer units and revenues in 1998.

"During 1998, we anticipate continued cash flow and earnings growth in our U.S. Cellular and TDS Telecom groups. We also expect that the costs of Aerial's operations will continue to reduce cash flow and earnings during 1998. Thereafter, we look for a return to strong positive growth in cash flow and earnings."

United States Cellular Corporation [AMEX:USM], TDS's 81.1%-owned subsidiary, reported strong 59% customer growth during 1997. U.S. Cellular's customer units in service totaled 1,710,000 at year-end 1997, including 195,000 net units added as a result of the completion of an exchange transaction with BellSouth Corporation. Net customer activations from marketing channels increased 19% in the fourth quarter of 1997 to 158,000 compared to 133,000 net activations during the fourth quarter of 1996.

U.S. Cellular's service revenues increased 29% to $234.8 million for the fourth quarter of 1997 compared to $182.1 million for the fourth quarter of 1996. Operating cash flow increased 35% to $56.8 million in the fourth quarter of 1997 compared to $42.1 million in the fourth quarter of 1996. U.S. Cellular plans to invest approximately $330 million in capital equipment and business system upgrades during 1998.

TDS Telecommunications Corporation ("TDS Telecom"), TDS's wholly owned subsidiary, reported a 9% increase in revenues in the fourth quarter of 1997 versus the same period in 1996. TDS Telecom's landline telephone revenues increased 7% on a 6% increase in access lines and a 10% increase in minutes of use. Operating cash flow from the landline business declined 7% to $49.5 million in the fourth quarter of 1997 from $53.4 million in 1996 primarily due to non-recurring, one-time expense reductions occurring in 1996. TDS Telecom's operating margin on its landline business was 24% during the fourth quarter of 1997 compared to 30% in 1996. The full-year 1997 margin of 25% reflects the impacts of slightly higher expenses for the company's data network, increased advertising and sales promotion costs, and full implementation of the network management center. In addition, TDS Telecom is experiencing some downward pressure on certain revenue streams, and smaller margins on new non-traditional product offerings such as DBS (Direct Broadcast Satellite).

TDS Telecom generated approximately $4.3 million in revenues and $6.1 million in expenses during the fourth quarter of 1997 related to its internet and structured wiring service offerings. The company anticipates these programs will be producing increasing revenues during the next several quarters. Additionally, Telecom reported approximately $1.4 million in expenses during the quarter related to the start-up of its CLEC operation in Madison, Wisconsin. The CLEC is expected to commence service during the first quarter of 1998. TDS Telecom plans to invest approximately $140 million in capital expenditures, including for the CLEC operation, in 1998.

Aerial Communications, Inc. [NASDAQ:AERL], TDS's 82.5%-owned subsidiary, reported 60,000 net customer activations during the fourth quarter of 1997. Usage of Aerial's PCS networks continues to be strong, with average revenue per user running nearly $70 per month and average minutes of use nearly 350 per month.

Aerial's operating cash flow for the fourth quarter of 1997 was a negative $61.2 million. Both the customer churn rate and bad debt expense were higher than anticipated for 1997. Aerial's churn rate was approximately 4% during 1997. About 60% of the churn was at Aerial's direction, as it focused on clearing the customer rolls on non-pay and slow-pay customers. Aerial recently launched a pre-payment plan which is anticipated to reduce both customer churn and bad debt expense in 1998. Aerial plans to invest approximately $75 million in capital expenditures during 1998.

American Paging, Inc. [AMEX:APP], TDS's 81.9%-owned subsidiary, reported fourth quarter results reflecting continuing modest progress in its turnaround efforts. Customer units in service increased 18,300 since September 30, 1997, American Paging's third consecutive quarterly increase in customer units. Revenues declined 10% from the fourth quarter of 1996, primarily due to competitive price pressures in the direct distribution channel. Customer churn was 2.3% for the fourth quarter of 1997. American Paging recorded expenses related to its proposed merger with TSR Paging, Inc., totaling $1.9 million in the fourth quarter of 1997. As a result, operating cash flow was a negative $2.1 for the fourth quarter of 1997 compared with a negative $2.5 million in the fourth quarter of 1996.

Litigation As previously disclosed, TDS has offered to acquire all of the Common Shares of U.S. Cellular and all of the Common Shares of Aerial which it does not already own, pursuant to mergers between subsidiaries of TDS and each of U.S. Cellular (the "U.S. Cellular Merger") and Aerial (the "Aerial Merger").

On December 29, 1997, Airmont Plaza Associates, which claims to be a holder of U.S. Cellular Common Shares, filed a putative class action complaint on behalf of the minority shareholders of U.S. Cellular in the Court of Chancery of the State of Delaware in New Castle County. The complaint names as defendants TDS, U.S. Cellular and the directors of U.S. Cellular. The complaint alleges a breach of fiduciary duties by the defendants in connection with the proposed U.S. Cellular Merger and seeks to have the U.S. Cellular Merger enjoined or, if it is consummated, to have it rescinded and to recover unspecified damages, fees and expenses.

On January 5, 1998, Richard Greenfield, who claims to be a holder of Aerial Common Shares, filed a putative class action complaint on behalf of the minority shareholders of Aerial in the Court of Chancery of the State of Delaware in New Castle County. The complaint names as defendants TDS, Aerial and the directors of TDS and Aerial. The complaint alleges a breach of fiduciary duties by the defendants in connection with the proposed Aerial Merger and seeks to have the Aerial Merger enjoined or, if it is consummated, to have it rescinded and to recover unspecified damages, fees and expenses.

The Company intends to vigorously defend against these lawsuits.

TDS is a Chicago-based telecommunications company with established cellular telephone, local telephone and radio paging operations and developing PCS operations. TDS strives to build value for its shareholders by providing excellent communications services in attractive, closely related segments of the telecommunications industry.

This news release contains "forward-looking" statements, as defined in the private securities litigation reform act of 1995, that are based on current expectations, estimates and projections. These statements contain potential risks and uncertainties and, therefore, actual results may differ materially. TDS undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

In early April 1998, TDS's Annual Report on Form 10-K will be available, without charge, to our investors, security analysts and other members of the investment community. Please contact Julie Mathews, Senior Investor Relations Coordinator, at (312) 630-1900 for further information.

Internet Home Pages:                TDS     http://www.teldta.com
                                    USM     http://www.uscc.com
                                    AERL    http://www.aerial1.com
                                    APP     http://www.americanpaging.com

                        TELEPHONE AND DATA SYSTEMS, INC.
                             SUMMARY OPERATING DATA

Quarter Ended               12/31/97    9/30/97    6/30/97    3/31/97   12/31/96
                           ----------  ---------  ---------  --------- ---------

U.S. Cellular:
Total pops (1)                25,300     26,012     25,810     25,873     25,517
TDS's proportionate share     20,517     21,044     20,890     20,941     20,566
Consolidated Markets:
  Pops owned (000s)           22,611     20,578     20,557     20,390     20,389
  Total population (000s)     24,034     21,844     21,844     21,712     21,712
  Customer units           1,710,000  1,357,000  1,263,000  1,164,000  1,073,000
  Market penetration           7.11%      6.21%      5.78%      5.36%      4.94%
  Markets in operation           134        132        132        131        131
  Cell sites in service        1,748      1,556      1,485      1,377      1,328
  Average monthly
   revenue per unit (2)  $     49.88 $    57.56 $    58.41 $    53.50 $    60.84
  Churn rate per month          2.0%       2.0%       1.8%       2.0%       1.9%
  Marketing cost per net
   customer add (2)      $       469 $      603 $      531 $      550 $      459

TDS Telecom:
  Companies                      106        105        105        105        105
  Access lines               515,500    506,600    500,000    493,000    484,500
  Growth in access lines
   from prior quarter-end:
    Acquisitions               3,200        ---        ---        ---        ---
    Internal growth            5,700      6,600      7,000      8,500      4,800
  Average monthly revenue
    per access line      $        70 $       70 $       67 $       67  $      70

Aerial Communications:
  Total pops (1)              27,601     27,601     27,601     27,601     27,601
  TDS's proportionate share   22,744     22,788     22,803     22,843     22,854
  Customer units             125,000     65,000     28,000        ---        ---
  Market penetration           0.45%      0.24%      0.10%        ---        ---

American Paging:
  Pagers in service          811,100    792,800    780,600    767,400    777,400
  Average monthly
   revenue per unit      $      8.74 $     8.97 $     9.34 $     9.63  $    9.75
  Disconnect rate
   per month                    2.3%       2.5%       2.6%       3.0%       3.1%
Telephone and Data Systems:
  Notes Payable          $  527,587  $  451,329 $  505,206 $  299,468  $ 160,537
  Long-term Debt,
   excluding current     $1,264,218  $1,228,175 $  983,364 $  983,911  $ 982,232

(1) Population  equivalents ("Pops"),  owned and acquirable,  in thousands.
(2) Amounts for 1996 have been  restated  for  a  change  in  income   statement
     presentation.
(3) At December 31, 1997, 60.6 million TDS Common and Series A Common Shares were outstanding and approximately 268,000 Common Shares were scheduled to be issued in the future pursuant to definitive acquisition agreements. An additional 926,000 Common Shares are registered for use in connection with the Company's continuing acquisition program.

                        TELEPHONE AND DATA SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                      Three Months Ended December 31, 1997
           (Unaudited, dollars in thousands, except per share amounts)
                                                         Increase (Decrease)
                                                       -------------------------

                                    1997        1996         Amount      Percent
                                 ---------    ---------    ----------  ---------

Operating Revenues
    U.S. Cellular                $ 242,843    $ 186,737  * $   56,106     30.0%
    TDS Telecom                    116,673      106,766  *      9,907      9.3%
    Aerial Communications           30,161          ---        30,161       N/M
    American Paging                 22,655       25,042        (2,387)    (9.5%)
                                 ---------    ---------    ----------
                                   412,332      318,545        93,787     29.4%
                                 ---------    ---------    ----------
Operating Expenses Before
  Depreciation and Amortization
    U.S. Cellular                  186,073      144,685  *     41,388     28.6%
    TDS Telecom                     68,949       53,251  *     15,698     29.5%
    Aerial Communications           91,328          ---        91,328       N/M
    American Paging                 24,735       27,531        (2,796)   (10.2%)
                                 ---------    ---------    ----------
                                   371,085      225,467       145,618     64.6%
                                 ---------    ---------    ----------
Operating Cash Flow (Operating
  Income Plus Depreciation
  and Amortization)
    U.S. Cellular                   56,770       42,052        14,718     35.0%
    TDS Telecom                     47,724       53,515  *     (5,791)   (10.8%)
    Aerial Communications          (61,167)         ---       (61,167)      N/M
    American Paging                 (2,080)      (2,489)          409    (16.4%)
                                 ---------    ---------     ---------
                                    41,247       93,078       (51,831)   (55.7%)
                                 ---------    ---------     ---------
Depreciation and Amortization*
    U.S. Cellular                   37,738       29,623         8,115     27.4%
    TDS Telecom                     24,920       24,518  *        402      1.6%
    Aerial Communications           19,214          ---        19,214       N/M
    American Paging                  8,382        6,790         1,592     23.4%
*includes amortization of $13,044---------    ---------     ---------
   and $11,246, respectively        90,254       60,931        29,323     48.1%
                                 ---------    ---------     ---------
Operating (Loss) Income
    U.S. Cellular                   19,032       12,429         6,603     53.1%
    TDS Telecom                     22,804       28,997  *     (6,193)   (21.4%)
    Aerial Communications          (80,381)         ---       (80,381)      N/M
    American Paging                (10,462)      (9,279)       (1,183)    12.7%
                                 ---------    ---------      --------
                                   (49,007)      32,147       (81,154)      N/M
                                 ---------    ---------      --------
Investment and Other Income
    Interest and Dividend Income     3,738        5,521        (1,783)   (32.3%)
    Minority Share of Loss (Income)  8,248       (2,293)       10,541       N/M
    Cellular Investment Income, Net 18,349       16,578  *      1,771     10.7%
    PCS Development Costs              ---      (19,638)       19,638   (100.0%)
    Gain on Sale of Cellular and
     Other Investments              17,073        2,686        14,387       N/M
    Other (Expense) Income, Net     (1,477)       1,748        (3,225)  (184.5%)
                                 ---------    ---------      --------
                                    45,931        4,602        41,329       N/M
                                 ---------    ---------      --------

(Loss) Income Before Interest
  and Income Taxes                  (3,076)      36,749       (39,825)  (108.4%)
Interest Expense                    30,688       12,510        18,178    145.3%
                                 ---------    ---------      --------

(Loss)Income Before Income Taxes   (33,764)      24,239       (58,003)      N/M
Income Tax Expense                   1,242       12,150       (10,908)   (89.8%)
                                 ---------    ---------      --------

Net (Loss) Income                  (35,006)      12,089       (47,095)      N/M
Preferred Dividend Requirement        (470)        (483)           13     (2.7%)
                                 ---------    ---------      --------
Net (Loss) Income Available
  to Common                      $ (35,476)   $  11,606      $(47,082)      N/M
                                 =========    =========      ========

Average Common Shares
  Outstanding (000s)                60,099       61,127        (1,028)    (1.7%)

Earnings Per Common Share
  (Basic)                        $   (0.59)   $    0.19     $   (0.78)      N/M
                                 =========    =========     =========
Earnings Per Common Share
  (Diluted)                      $   (0.59)   $    0.19     $   (0.78)      N/M
                                 =========    =========     =========

Diluted EPS--Operations          $   (0.65)   $    0.18     $   (0.83)      N/M
Diluted EPS--Gains               $    0.06    $    0.01     $    0.05       N/M

N/M - Percentage change not meaningful
*  Amounts reclassified for change in current year presentation.

                        TELEPHONE AND DATA SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                      Twelve Months Ended December 31, 1997
                (Dollars in thousands, except per share amounts)
                                                       Increase (Decrease)
                                                   -----------------------------

                                        1997       1996       Amount    Percent
                                    ----------  ----------   --------- ---------

Operating Revenues
    U.S. Cellular                   $  876,965  $  680,068 * $ 196,897    29.0%
    TDS Telecom                        444,203     395,602 *    48,601    12.3%
    Aerial Communications               55,952         ---      55,952      N/M
    American Paging                     94,413     104,187      (9,774)   (9.4%)
                                    ----------  ----------   ---------
                                     1,471,533   1,179,857     291,676    24.7%
                                    ----------  ----------   ---------
Operating Expenses Before
  Depreciation and Amortization
    U.S. Cellular                      615,043     483,863 *   131,180    27.1%
    TDS Telecom                        247,524     204,435 *    43,089    21.1%
    Aerial Communications              213,432         ---     213,432      N/M
    American Paging                     97,680     107,036      (9,356)   (8.7%)
                                    ----------  ----------   ---------
                                     1,173,679     795,334     378,345    47.6%
                                    ----------  ----------   ---------
Operating Cash Flow (Operating Income
  Plus Depreciation and Amortization)
    U.S. Cellular                      261,922     196,205      65,717    33.5%
    TDS Telecom                        196,679     191,167 *     5,512     2.9%
    Aerial Communications             (157,480)        ---    (157,480)     N/M
    American Paging                     (3,267)     (2,849)       (418)   14.7%
                                    ----------  ----------   ---------
                                       297,854     384,523     (86,669)  (22.5%)
                                    ----------  ----------   ---------
Depreciation and Amortization*
    U.S. Cellular                      132,379     108,839      23,540    21.6%
    TDS Telecom                         98,066      88,459 *     9,607    10.9%
    Aerial Communications               39,071         ---      39,071      N/M
    American Paging                     32,040      33,777      (1,737)   (5.1%)
                                    ----------  ----------   ---------
*includes amortization of $49,281
   and $43,937, respectively           301,556     231,075      70,481    30.5%
                                    ----------  ----------   ---------
Operating (Loss) Income
    U.S. Cellular                      129,543      87,366      42,177    48.3%
    TDS Telecom                         98,613     102,708 *    (4,095)   (4.0%)
    Aerial Communications             (196,551)        ---    (196,551)     N/M
    American Paging                    (35,307)    (36,626)      1,319    (3.6%)
                                    ----------  ----------   ---------
                                        (3,702)    153,448    (157,150) (102.4%)
                                    ----------  ----------   ---------
Investment and Other Income
    Interest and Dividend Income        13,660      15,569      (1,909)  (12.3%)
    Minority Share of Loss (Income)      6,813     (26,690)     33,503  (125.5%)
    Cellular Investment Income, Net     77,620      54,799 *    22,821    41.6%
    PCS Development Costs              (21,614)    (43,950)     22,336   (50.8%)
    Gain on Sale of Cellular and
      Other Investments                 41,438     138,735     (97,297)  (70.1%)
    Other (Expense) Income, Net         (3,938)      2,727      (6,665)     N/M
                                    ----------  ----------   ---------
                                       113,979     141,190     (27,211)  (19.3%)
                                    ----------  ----------   ---------

(Loss) Income Before Interest
  and Income Taxes                     110,277     294,638    (184,361)  (62.6%)
Interest Expense                        91,267      42,853      48,414    113.0%
                                    ----------  ----------   ---------

(Loss) Income Before Income Taxes       19,010     251,785    (232,775)  (92.4%)
Income Tax Expense                      28,559     123,646     (95,087)  (76.9%)
                                    ----------  ----------   ---------

Net (Loss) Income                       (9,549)    128,139    (137,688) (107.5%)
Preferred Dividend Requirement          (1,892)     (1,957)         65    (3.3%)
                                    ----------  ----------   ---------
Net (Loss) Income Available
  to Common                         $  (11,441) $  126,182   $(137,623) (109.1%)
                                    ==========  ==========   =========

Average Common Shares
  Outstanding (000s)                    60,211      60,464        (253)   (0.4%)

Earnings Per Common Share
  (Basic)                           $    (0.19) $     2.09   $   (2.28) (109.1%)
                                    ==========  ==========   =========
Earnings Per Common Share
  (Diluted)                         $    (0.19) $     2.07   $   (2.26) (109.2%)
                                    ==========  ==========   =========

Diluted EPS--Operations             $    (0.45) $     1.02   $   (1.47) (144.1%)
Diluted EPS--Gains                  $     0.26  $     1.05   $   (0.79)  (75.2%)

N/M - Percentage change not meaningful.
*  Amounts reclassified for change in current year presentation.

                        TELEPHONE AND DATA SYSTEMS, INC.
                            BALANCE SHEET HIGHLIGHTS
                                DECEMBER 31, 1997
                             (Dollars in thousands)

                                  U.S         TDS        Aerial        American
                                Cellular    Telecom   Communications   Paging
                              ----------- -----------  -----------    ---------


Cash and Cash Equivalents     $    13,851 $    22,640  $     5,012    $    3,058
Affiliated Cash Investments           ---     161,941          ---           ---
Temporary Cash Investments            218      21,658          197            61
Notes Receivable-Affiliates           ---       3,746          ---           ---
                              ----------- -----------  -----------    ----------
                              $    14,069 $   209,985  $     5,209    $    3,119
                              ----------- -----------  -----------    ----------

Marketable Equity Securities  $       --- $     1,621  $       ---    $      ---
Marketable Non-equity Securities      870      22,107          788           244
License and Franchise
  Costs, net                    1,150,924     220,332      297,043        60,901
Cellular Minority Interests       128,810       8,912          510           ---
Other Investments                  10,673      12,453          ---           185
                              ----------- -----------  -----------    ----------
                              $ 1,291,277 $   265,425  $   298,341    $   61,330
                              =========== ===========  ===========    ==========

Property, Plant and
  Equipment, net              $   940,253 $   830,767  $   604,104    $   43,230
                              =========== ===========  ===========    ==========

Notes Payable:  external      $     1,302 $       ---  $       ---    $      ---
                intercompany          ---      83,473      448,234       179,990
                              ----------- -----------  -----------    ----------
                              $     1,302 $    83,473  $   448,234    $  179,990
                              =========== ===========  ===========    ==========

Long-term Debt:
    Current Portion           $       --- $    14,577  $       ---    $      ---
    Non-current Portion           515,330     307,158      196,439           ---
                              ----------- -----------  -----------    ----------
    Total                     $   515,330 $   321,735  $   196,439    $      ---
                              =========== ===========  ===========    ==========

Preferred Stock               $       --- $       ---  $       ---    $      ---
                              =========== ===========  ===========    ==========

Trusted Originated
  Preferred Securities        $      ---  $       ---  $       ---    $      ---
                              ==========  ===========  ===========    ==========

Total outstanding debt
  and Preferred Stock         $  516,632  $   405,208  $   644,673    $  179,990
                              ==========  ===========  ===========    ==========

Construction Expenditures:
 Quarter Ended 12/31/97       $   66,291  $    57,347  $    74,296    $    5,030
 Twelve months ended 12/31/97 $  283,577  $   148,426  $   327,119    $   18,624

                        TELEPHONE AND DATA SYSTEMS, INC.
                            BALANCE SHEET HIGHLIGHTS
                                DECEMBER 31, 1997
                             (Dollars in thousands)

                                 (Continued)

                                  TDS Corporate    Intercompany         TDS
                                    & Other        Eliminations     Consolidated
                                  -------------    ------------     ------------


Cash and Cash Equivalents         $       6,447    $        ---     $     51,008
Affiliated Cash Investments                 ---        (161,941)             ---
Temporary Cash Investments                2,425             ---           24,559
Notes Receivable-Affiliates             711,763        (715,509)             ---
                                  -------------    ------------     ------------
                                  $     720,635    $   (877,450)    $     75,567
                                  =============    ============     ============

Marketable Equity Securities      $         ---    $        ---     $      1,621
Marketable Non-equity Securities          7,015             ---           31,024
License and Franchise Costs, net         22,622             (14)       1,751,808
Cellular Minority Interests               2,752          (2,617)         138,367
Other Investments                     2,436,241      (2,409,788)          49,764
                                  -------------    ------------     ------------
                                  $   2,468,630    $ (2,412,419)    $  1,972,584
                                  =============    ============     ============

Property, Plant and
  Equipment, net                  $      47,299    $        ---     $  2,465,653
                                  =============    ============     ============

Notes Payable:  external          $     526,285    $        ---     $    527,587
                intercompany            165,753        (877,450)             ---
                                  -------------    ------------     ------------
                                  $     692,038    $   (877,450)    $    527,587
                                  =============    ============     ============

Long-term Debt:
    Current Portion               $         239    $        ---     $     14,816
    Non-current Portion                 245,291             ---        1,264,218
                                  -------------    ------------     ------------
    Total                         $     245,530    $        ---     $  1,279,034
                                  =============    ============     ============

Preferred Stock                   $      31,167    $        ---     $     31,167
                                  =============    ============     ============


Trust Originated Preferred
  Securities                      $     150,000    $        ---     $    150,000
                                  =============    ============     ============

Total outstanding debt and
  Preferred Stock                 $   1,118,735    $   (877,450)    $  1,987,788
                                  =============    ============     ============

Construction Expenditures:
  Quarter ended 12/31/97          $       5,921    $        ---     $    208,885
  Twelve months ended 12/31/97    $      23,418    $        ---     $    801,164

                        TELEPHONE AND DATA SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                      Three Months Ended December 31, 1997
           (Unaudited, dollars in thousands, except per share amounts)
                                                             Increase (Decrease)
                                                            --------------------
                                        1997       1996      Amount     Percent
                                      ---------  ---------  ---------  ---------

Local Telephone Operating Revenues
    Local Service                     $  31,443  $  29,353  $   2,090      7.1%
    Network Access and Long-Distance     60,904     57,841      3,063      5.3%
    Miscellaneous                        14,832     13,397      1,435     10.7%
                                      ---------  ---------  ---------
                                        107,179    100,591      6,588      6.5%
                                      ---------  ---------  ---------
Local Telephone Operating Expenses
    Network Operations                   22,460     15,850      6,610     41.7%
    Customer Operations                  16,248     13,804      2,444     17.7%
    Corporate Expenses                   18,937     17,543      1,394      7.9%
                                      ---------  ---------  ---------
                                         57,645     47,197     10,448     22.1%
                                      ---------  ---------  ---------

    Local Telephone Operating
      Cash Flow                          49,534     53,394     (3,860)    (7.2%)
                                      ---------  ---------  ---------

    Local Telephone Depreciation
      and Amortization
    Depreciation                         23,024     22,055        969      4.4%
    Amortization                          1,211      1,613       (402)   (24.9%)
                                      ---------  ---------  ---------
                                         24,235     23,668        567      2.4%
                                      ---------  ---------  ---------

    Local Telephone Operating Income     25,299     29,726     (4,427)   (14.9%)
                                      ---------  ---------  ---------

Long-Distance Operations
    Revenues                              5,593      5,681        (88)    (1.5%)
    Expenses before Depreciation
      and Amortization                    4,639      4,623         16      0.3%
                                      ---------  ---------  ---------
    Long-Distance Operating Cash Flow       954      1,058       (104)    (9.8%)

    Long-Distance Depreciation
      and Amortization                      374        513       (139)   (27.1%)
                                      ---------  ---------  ---------
    Long-Distance Operating Income          580        545         35      6.4%
                                      ---------  ---------  ---------

Other Services (1)
    Revenue                               4,345        715      3,630       N/M
    Expenses before Depreciation          7,109      1,652      5,457       N/M
                                      ---------  ---------  ---------
    Other Services Operating Cash Flow   (2,764)      (937)    (1,827)   195.0%

    Other Services Depreciation             311        337        (26)    (7.7%)
                                      ---------  ---------  ---------

    Other Services Operating (Loss)      (3,075)    (1,274)    (1,801)   141.4%
                                      ---------  ---------  ---------

Intercompany Revenues                      (444)      (221)      (223)   100.9%
Intercompany Expenses                      (444)      (221)      (223)   100.9%
                                      ---------  ---------  ---------
                                            ---        ---        ---       N/M
                                      ---------  ---------  ---------

Total TDS Telecom Operating Income    $  22,804  $  28,997  $  (6,193)   (21.4%)
                                      =========  =========  =========



(1) Cellular revenues and expenses included in prior reports have been reclassified to non-operating income.
N/M - Percentage change not meaningful.

                        TELEPHONE AND DATA SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                      Twelve Months Ended December 31, 1997
                (Dollars in thousands, except per share amounts)
                                                             Increase (Decrease)
                                                            --------------------

                                        1997        1996      Amount    Percent
                                      ---------  ----------  --------- ---------

Local Telephone Operating Revenues
    Local Service                     $ 122,826  $  110,501  $  12,325    11.2%
    Network Access and Long-Distance    235,725     213,113     22,612    10.6%
    Miscellaneous                        53,829      48,299      5,530    11.4%
                                      ---------  ----------  ---------
                                        412,380     371,913     40,467    10.9%
                                      ---------  ----------  ---------

Local Telephone Operating Expenses
    Network Operations                   80,487      67,521     12,966    19.2%
    Customer Operations                  65,167      53,764     11,403    21.2%
    Corporate Expenses                   68,454      62,276      6,178     9.9%
                                      ---------  ----------  ---------
                                        214,108     183,561     30,547    16.6%
                                      ---------  ----------  ---------

    Local Telephone Operating
      Cash Flow                         198,272     188,352      9,920     5.3%
                                      ---------  ----------  ---------

    Local Telephone Depreciation
      and Amortization
    Depreciation                         89,177      79,931      9,246    11.6%
    Amortization                          6,101       5,644        457     8.1%
                                      ---------  ----------  ---------
                                         95,278      85,575      9,703    11.3%
                                      ---------  ----------  ---------

    Local Telephone Operating Income    102,994     102,777        217     0.2%
                                      ---------  ----------  ---------

Long-Distance Operations
    Revenues                             22,969      23,102       (133)   (0.6%)
    Expenses before Depreciation
      and Amortization                   19,376      18,631        745     4.0%
                                      ---------  ----------  ---------
    Long-Distance Operating Cash Flow     3,593       4,471       (878)  (19.6%)

    Long-Distance Depreciation
      and Amortization                    1,533       2,321       (788)  (34.0%)
                                      ---------  ----------  ---------

    Long-Distance Operating Income        2,060       2,150        (90)   (4.2%)
                                      ---------  ----------  ---------
Other Services (1)
    Revenue                              10,547       1,645      8,902      N/M
    Expenses before Depreciation         15,733       3,301     12,432      N/M
                                      ---------  ----------  ---------
    Other Services Operating Cash Flow   (5,186)     (1,656)    (3,530)     N/M

    Other Services Depreciation           1,255         563        692   122.9%
                                      ---------  ----------  ---------

    Other Services Operating (Loss)      (6,441)     (2,219)    (4,222)  190.3%
                                      ---------  ----------  ---------

Intercompany Revenues                    (1,693)     (1,058)      (635)   60.0%
Intercompany Expenses                    (1,693)     (1,058)      (635)   60.0%
                                      ---------  ----------  ---------
                                            ---         ---        ---     N/M
                                      ---------  ----------  ---------

Total TDS Telecom Operating Income    $  98,613  $  102,708  $  (4,095)   (4.0%)
                                      =========  ==========  =========



(1) Cellular revenues and expenses included in prior reports have been reclassified to non-operating income.
N/M - Percentage change not meaningful.